UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 9, 2004

GLEN BURNIE BANCORP

(Exact name of registrant as specified in its charter)

Maryland	0-24047	52-1782444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Crain Highway, S.E., Glen Burnie, Maryland 21061
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 766-3300

Inapplicable
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On December 9, 2004, the Board of Directors of Glen Burnie Bancorp (the “Registrant”) appointed Michael Livingston as a director, effective January 1, 2005, to fill a vacancy in the class of directors with terms of office expiring at the 2006 Annual Meeting of Stockholders and until his successor is duly elected and qualifies. There is no arrangement or understanding between Mr. Livingston and any other person pursuant to which Mr. Livingston has been selected as a director.

Mr. Livingston is the Executive Vice President and Chief Operating Officer of the Registrant’s operating subsidiary, The Bank of Glen Burnie (the “Bank”). For the Registrant’s fiscal year ended December 31, 2003, Mr. Livingston received $108,143 in salary and bonus from the Bank, and $15,382 in other compensation (consisting of contributions to the Bank’s retirement and profit sharing plans, and the dollar value to Mr. Livingston of the premiums on a term life insurance policy for his benefit). For the Registrant’s current fiscal year ending December 31, 2004, Mr. Livingston received (through December 10, 2004) $127,739 in salary and bonus from the Bank, and $16,583 in other compensation (consisting of contributions to the Bank’s retirement and profit sharing plans).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLEN BURNIE BANCORP
(Registrant)

Date: December 13, 2004	By: /s/ John E. Porter
John E. Porter
Chief Financial Officer